Exhibit 5.1

[DLA PIPER LLP (US) LETTERHEAD]

December 3, 2010

China Electric Motor, Inc.
Sunna Motor Industry Park
Jian’an, Fuyong Hi-Tech Park
Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to China Electric Motor, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2010, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock (the “Common Stock Warrants”) or warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”), and (iv) units (“Units”) composed of any combination of Common Stock, Preferred Stock and Warrants, having an initial aggregate offering price (for all such securities issued under the Registration Statement) not to exceed $50,000,000, in each case on terms to be determined at the time of the offering. The Common Stock, Preferred Stock, Warrants and Units are referred to herein collectively as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a)	The Registration Statement;

(b)
The certificate of incorporation of the Company, as amended, as in effect on the date hereof, represented by the Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 11, 2007, the Certificate of Ownership and Merger filed with the Secretary of State on May 6, 2009, and the Certificate of Amendment filed with the Secretary of State on January 22, 2010 (in the form attached to the Certificate (as defined below)) (the “Certificate of Incorporation”);

(c)	The bylaws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);

(d)
Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Certificate);

(e)	A good standing certificate for the Company, dated as of a recent date, issued by the Secretary of State; and

(f)	A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents and each other instrument, agreement and other document executed in connection with the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity and completeness of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied on the Certificate, which we assume to be accurate and complete, and on the oral or written statements and representations of officers of the Company, of public officials and others.

We further assume that:

(a)
The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Certificate of Incorporation, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)	The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c)
Prior to the issuance of any shares of Common Stock (including Common Stock that is the subject of Common Stock Warrants or convertible Preferred Stock) or  Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants) there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by certificate of amendment or by classification or reclassification of existing capital stock and the filing of certificates of designation, will have been taken.

(d)
For shares of Common Stock or Preferred Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any such shares of Common Stock or Preferred Stock, as the case may be, and will comply with the Company’s Certificate of Incorporation and Bylaws and applicable law.  For shares of Common Stock or Preferred not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Common Stock or Preferred Stock, as the case may be, and will comply with the Certificate of Incorporation and Bylaws and applicable law.

(e)
Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Certificate of Incorporation and Bylaws and applicable law.

(f)
To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(g)
Prior to the issuance of any Units, there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation of any such Units, whether by certificates of designation or by classification or reclassification of existing capital stock and the filing of amendments to the Certificate of Incorporation, will have been taken.

(h)
Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Certificate of Incorporation and Bylaws and applicable law.

(i)
To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

(j)
The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(k)
We have assumed that any Warrant Agreement relating to the Warrants, any Unit Agreement relating to the Units, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

(l)
The Registration Statement has been declared effective prior to the issuance of any Securities, and will remain effective under the Securities Act throughout the time period covering any further issuances of Securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)
Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Certificate of Incorporation, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)
Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Certificate of Incorporation, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)
Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Certificate of Incorporation, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

(4)
Upon execution, issuance, and delivery of the Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Certificate of Incorporation, Bylaws and applicable law, the Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Units will be duly authorized and constitute valid and legally binding obligations of the Company.

In addition to the assumptions and qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)
The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of New York and the substantive federal securities laws of the United States of America.  We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction.  We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)	We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)
The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours

/s/ DLA PIPER LLP (US)